Exhibit 99.1

NEWS RELEASE

Contact: Thomas A. Quigley, III Vice President, Investor Relations, Mergers & Acquisition and Treasurer Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH REPORTS FOURTH QUARTER FISCAL 2024 RESULTS

PROVIDES FISCAL YEAR 2025 GUIDANCE

RADNOR, Pa. – May 23, 2024 – Triumph Group, Inc. (NYSE: TGI) ("TRIUMPH" or the “Company”) today reported financial results for its fourth quarter and fiscal 2024, which ended March 31, 2024.

Fourth Quarter Fiscal 2024

•
Net sales of $358.6 million; organic sales growth of 11%
•
Operating income of $44.8 million with operating margin of 12.5%; adjusted operating income of $55.8 million with adjusted operating margin of 15.6%
•
Net income from continuing operations of $5.5 million, or $0.07 per diluted share; adjusted net income from continuing operations of $23.3 million, or $0.31 per diluted share
•
Adjusted EBITDAP of $58.3 million with Adjusted EBITDAP margin of 16.3%
•
Cash provided by operations of $77.7 million and free cash flow of $72.1 million

Fiscal 2024

•
Net sales of $1.19 billion; organic sales growth of 13%
•
Operating income of $86.5 million with operating margin of 7.3%; adjusted operating income of $114.9 million with adjusted operating margin of 9.6%
•
Net loss from continuing operations of ($34.5) million, or $(0.46) per share; adjusted net loss from continuing operations of ($4.4) million, or $(0.06) per share
•
Adjusted EBITDAP of $144.3 million with Adjusted EBITDAP margin of 12.1%
•
Cash provided by operations of $9.4 million and free cash use of ($12.4) million

Fiscal 2025 Guidance

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Net sales of approximately $1.2 billion
•
Operating income of approximately $140.0 million, reflecting operating margin of 12%
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Adjusted EBITDAP of approximately $182.0 million, reflecting Adjusted EBITDAP margin 15%
•
Earnings per diluted share of approximately $0.42
•
Cash flow from operations of $30.0 million to $50.0 million, free cash flow of $10.0 million to $25.0 million

“TRIUMPH took important strategic actions during fiscal 2024 to create a more streamlined, value-added and IP-based business with a much stronger balance sheet," said Dan Crowley, TRIUMPH's chairman, president and chief executive officer. “We completed the divestiture of our third-party Product Support MRO business during the fourth quarter and retired over $550.0 million of debt with the sale proceeds to materially accelerate our de-leveraging as committed to our shareholders during our September 2023 Investor Day."

"We were pleased to report our eighth consecutive quarter of year over year organic growth as aftermarket volume grew rapidly in our remaining OEM businesses. While sales increased in our Interiors business in the fourth quarter, its profit and cash flow continued to lag due to external cost drivers. We expect these headwinds to abate as narrowbody aircraft rates recover. However, TRIUMPH generated positive free cash flow overall and achieved our strongest margins of the fiscal year due to benefits from higher overall sales and strong aftermarket mix."

Mr. Crowley continued, “TRIUMPH accelerated new business capture with a year-to-date book to bill rate of 1.28, lifting our backlog 22% year over year to the highest level since March 2020. Our fiscal 2025 guidance reflects the strength of TRIUMPH's portfolio, helping to offset short-term end market headwinds, while enabling improvement across our key financial metrics, notably an estimated 300 basis point expansion in Adjusted EBITDAP margins. With the anticipated market demand from the coming aerospace and defense upcycle, we expect to deliver top and bottom-line growth rates at or above the market as we benefit from a focus on OEM and related aftermarket product lines.”

Fourth Quarter and Full Year Fiscal 2024 Overview

	Three Months Ended March 31,		Fiscal Year Ended March 31,
($ in millions)	2024	2023	2024	2023
Commercial OEM	$139.6	$144.3	$530.3	$541.5
Military OEM	71.2	80.2	261.9	261.1
Total OEM Revenue	210.8	224.4	792.2	802.5

Commercial Aftermarket	56.4	38.4	164.0	126.1
Military Aftermarket	65.3	54.1	183.1	165.8
Total Aftermarket Revenue	121.6	92.5	347.1	292.0

Non-Aviation Revenue	25.4	7.8	50.0	33.6
Amortization of acquired contract liabilities	0.8	0.7	2.7	2.5
Total Net Sales*	$358.6	$325.5	$1,192.0	$1,130.6
* Differences due to rounding
Note> Aftermarket sales include both repair & overhaul services and spare parts sales.

Excluding impacts from divestitures and exited or sunsetting programs, Commercial OEM sales decreased ($1.5) million, or (1.1%) in the quarter primarily on a year-to-date adjustment to non-aviation revenue, offset by increases in production volumes on the Boeing 787 program.

Aftermarket sales include both repair and overhaul services as well as the sales of spare parts. Commercial Aftermarket sales increased $18.0 million, or 47.1%, driven by the continued improvement in overall air travel metrics, favorably impacting both spare part sales and repair and overhaul services. The impacts from divestitures and exited or sunsetting programs on Commercial aftermarket sales was not significant.

Military OEM sales decreased ($9.0) million, or (11.2%) in the quarter, as decreased sales on military rotorcraft such as V-22 were partially offset by volume on other military programs, including fixed wing platforms.

Military aftermarket sales increased $11.2 million, or 20.7% in the quarter, primarily on increased spares and repairs for military rotorcraft programs.

Non-aviation sales include a year-to-date true-up adjustment, primarily from Commercial OEM sales.

TRIUMPH's results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Income from Continuing Operations - GAAP	$9.2	$5.5	$0.07
Adjustments
Legal contingencies loss	6.0	6.0	0.08
Restructuring costs	5.0	5.0	0.06
Debt extinguishment loss	6.8	6.8	0.09

Adjusted income from continuing operations - non-GAAP*	$27.0	$23.3	$0.31
*Difference due to rounding.

Fourth quarter operating income of $44.8 million includes $5.0 million of restructuring costs related to the $40.0 million in cost reduction actions noted last quarter and $6.0 million in legal contingencies loss related to updates in our previously disclosed arbitration in our legacy Structures business. Net income from continuing operations for the fourth quarter of fiscal 2024 was $5.5 million or $0.07 per diluted share. In addition to the adjustments impacting operating income, the company incurred $6.8 million in debt extinguishment loss related to the retirement of debt in the quarter.

The number of shares used in computing diluted income per share for the fourth quarter of 2024 was 77.8 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.9 billion up 22% from prior fiscal year end. This increase was primarily on commercial OEM platforms.

For the fourth quarter of fiscal 2024, cash flow provided by operations was $77.7 million, which was in line with expectations previously provided.

Conference Call

TRIUMPH will hold a conference call today, May 23rd, at 8:30 a.m. (ET) to discuss the fourth quarter of fiscal 2024 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at https://www.triumphgroup.com/filings-financial/quarterly-results. An audio replay will be available from May 23rd to May 30th by calling (844) 344-7529 (Domestic) or (412) 317-0088 (International), passcode #8487447.

About TRIUMPH

TRIUMPH, headquartered in Radnor, Pennsylvania, designs, develops, manufactures, repairs and provided spare parts across a broad portfolio of aerospace and defense systems and components. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about TRIUMPH can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about guidance, financial and operational performance, revenues, earnings per share, cash flow or use, cost savings, operational efficiencies and organizational restructurings and our evaluation of potential adjustments to reported amounts, as described above. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Year Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF OPERATIONS	2024	2023	2024	2023
Net sales	$358,587	$325,458	$1,192,043	$1,130,562
Cost of sales (excluding depreciation shown below)	250,459	221,873	869,201	809,882
Selling, general & administrative	44,770	49,069	180,247	191,087
Depreciation & amortization	7,563	7,786	29,625	32,259
Legal contingencies loss	6,000	—	7,338	—
Restructuring costs	4,985	2,098	6,970	3,172
Loss (gain) on sale of assets and businesses, net	—	1,640	12,208	(101,523)
Operating income	44,810	42,992	86,454	195,685
Interest expense and other, net	28,667	31,949	123,021	115,211
Debt modification and extinguishment loss	6,819	31,603	1,694	33,044
Warrant remeasurement gain	—	(3,146)	(8,545)	(8,683)
Non-service defined benefit expense (income)	88	6,061	(2,372)	(19,664)
Income tax expense	3,775	691	7,123	3,360
Income (loss) from continuing operations	5,461	(24,166)	(34,467)	72,417
Income from discontinued operations, net of tax	542,284	6,623	546,851	17,176
Net income (loss)	$547,745	$(17,543)	$512,384	$89,593
Earnings (loss) per share - basic:
Earnings (loss) per share - continuing operations	$0.07	$(0.37)	$(0.46)	$1.12
Earnings per share - discontinued operations	7.05	0.10	7.38	0.26
Earnings (loss) per share - basic	$7.12	$(0.27)	$6.92	$1.38
Weighted average common shares outstanding - basic	76,919	65,189	74,149	65,021
Earnings (loss) per share - diluted:
Earnings (loss) per share - continuing operations	$0.07	$(0.37)	$(0.46)	$0.96
Earnings per share - discontinued operations	6.97	0.10	7.38	0.24
Earnings (loss) per share - diluted	$7.04	$(0.27)	$6.92	$1.20
Weighted average common shares outstanding - diluted	77,817	65,189	74,149	71,721

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited March 31, 2024	Unaudited March 31, 2023
Assets
Cash and cash equivalents	$392,511	$227,403
Accounts receivable, net	138,272	156,116
Contract assets	74,289	86,740
Inventory, net	317,671	309,084
Prepaid and other current assets	16,626	14,073
Assets held for sale	—	140,096
Current assets	939,369	933,512
Property and equipment, net	144,287	138,622
Goodwill	510,687	509,449
Intangible assets, net	65,063	73,898
Other, net	26,864	28,697
Assets held for sale - noncurrent	—	30,666
Total assets	$1,686,270	$1,714,844
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,200	$3,162
Accounts payable	167,349	173,575
Contract liabilities	55,858	44,095
Accrued expenses	129,855	141,679
Liabilities related to assets held for sale	—	34,413
Current liabilities	356,262	396,924
Long-term debt, less current portion	1,074,999	1,688,620
Accrued pension and post-retirement benefits, noncurrent	283,634	359,375
Deferred income taxes, noncurrent	7,268	7,268
Other noncurrent liabilities	68,521	59,988
Liabilities related to assets held for sale - noncurrent	—	65
Stockholders' Deficit:
Common stock, $.001 par value, 200,000,000 and 100,000,000 shares authorized, 76,923,691 and 65,432,589 shares issued	77	65
Capital in excess of par value	1,107,750	964,741
Accumulated other comprehensive loss	(517,069)	(554,646)
Accumulated deficit	(695,172)	(1,207,556)
Total stockholders' deficit	(104,414)	(797,396)
Total liabilities and stockholders' deficit	$1,686,270	$1,714,844

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Fiscal Year Ended March 31
	2024	2023
Operating Activities
Net income	$512,384	$89,593
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	33,250	35,581
Amortization of acquired contract liability	(2,721)	(2,500)
(Gain) loss on sale of assets and businesses	(556,161)	(101,523)
Curtailments, settlements, withdrawals, and special termination benefits loss, net	—	14,644
Loss on modification and extinguishment of debt	1,694	32,613
Other amortization included in interest expense	5,925	6,416
Provision for credit losses	1,136	1,594
Provision for deferred income taxes	—	14
Warrants remeasurement gain	(8,545)	(9,796)
Share-based compensation	9,445	8,913
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	7,879	(26,433)
Contract assets	9,584	(9,055)
Inventories	(17,460)	(28,187)
Prepaid expenses and other current assets	(2,919)	1,970
Accounts payable, accrued expenses, and contract liabilities	13,506	(35,733)
Accrued pension and other postretirement benefits	(3,916)	(32,562)
Other, net	6,362	2,200
Net cash provided by (used in) operating activities	9,443	(52,251)
Investing Activities
Capital expenditures	(21,827)	(20,676)
Proceeds from (payments on) sale of assets and businesses	713,413	(6,220)
Investment in joint venture	(1,661)	(272)
Net cash provided by (used in) investing activities	689,925	(27,168)
Financing Activities
Proceeds from issuance of long-term debt	2,000	1,235,000
Retirement of debt and finance lease obligations	(608,701)	(1,126,501)
Payment of deferred financing costs	(2,368)	(17,097)
Proceeds on issuance of common stock, net of issuance costs	79,961	4,090
Premium on redemption of long-term debt	(3,600)	(26,157)
Repurchase of shares for share-based compensation minimum tax obligation	(1,629)	(3,547)
Net cash (used in) provided by financing activities	(534,337)	65,788
Effect of exchange rate changes on cash	77	156
Net change in cash and cash equivalents	165,108	(13,475)
Cash and cash equivalents at beginning of period	227,403	240,878
Cash and cash equivalents at end of period	$392,511	$227,403

(CONTINUED)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2024	2023	2024	2023
Systems & Support
Net sales to external customer	$310,116	$285,583	$1,027,630	$918,960
Inter-segment sales (eliminated in consolidation)	71	90	795	391
Segment EBITDAP	71,336	64,134	200,074	172,415
Segment EBITDAP Margin	23.1%	22.5%	19.5%	18.8%
Depreciation & amortization	6,468	6,655	25,273	26,460

Interiors
Net sales to external customer	$48,471	$39,875	$164,413	$211,602
Inter-segment sales (eliminated in consolidation)	14	3	27	45
Segment EBITDAP	1,137	3,047	(5,000)	31,937
Segment EBITDAP Margin	2.3%	7.6%	-3.0%	14.0%
Depreciation & amortization	594	624	2,505	3,683

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC, AND SUBSIDIARES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release annual audited and quarterly unaudited financial statements prepared in accordance with U.S. GAAP. In accordance with Securities and Exchange Commission (the "SEC") rules, we also disclose and discuss certain non-GAAP financial measures in our public filings and earning releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, which is our income (loss) from continuing operations before interest and gains or losses on debt extinguishment, income taxes, amortization of acquired contract liabilities, consideration payable to customer related to divestitures, legal contingencies loss, gains/loss on divestitures, gains/losses on warrant remeasurements and warrant-related transaction costs, share-based compensation expense, depreciation and amortization (including impairment of long-lived assets), other non-recurring impairments, and the effects of certain pension charges such as curtailments, settlements, withdrawals, and other early retirement incentives; and Adjusted EBITDAP, which is Adjusted EBITDA, before pension expense or benefit (excluding pension charges already adjusted in Adjusted EBITDA). We disclose Adjusted EBITDA on a consolidated and Adjusted EBITDAP on a consolidated and a reportable segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations with our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the U.S. GAAP financial measure most directly comparable to such measures is income (loss) from continuing operations. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from income (loss) from continuing operations the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under U.S. GAAP and should not be considered as a measure of liquidity, as an alternative to income (loss) from continuing operations, or as an indicator of any other measure of performance derived in accordance with U.S. GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as a substitute for any U.S. GAAP financial measure, including income (loss) from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to income (loss) from continuing operations set forth below, in our earnings releases, and in other filings with the SEC and to carefully review the U.S. GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the U.S. GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our U.S. GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities, partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our income (loss) from continuing operations has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of noncash charges, such as depreciation and amortization, and nonoperating items, such as interest, income taxes, pension and other postretirement benefits, provides additional information about our cost structure and, over time, helps track our operating progress. In addition, investors, securities analysts, and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide financial measures by which to compare our operating performance against that of other companies in our industry.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Set forth below are descriptions of the financial items that have been excluded from our income (loss) from continuing operations) to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using these non-GAAP financial measures as compared with income (loss) from continuing operations:

•
Gains or losses from sale of assets and businesses may be useful for investors to consider because they reflect gains or losses from sale of operating units or other assets. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Warrants remeasurement gains or losses and Warrant-related transaction costs may be useful for investors to consider because they reflect the mark-to-market changes in the fair value of our Warrants and the costs associated with Warrants issuance. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Consideration payable to a customer related to a divestiture may be useful for investors to consider because it reflects consideration paid to facilitate the ultimate sale of operating units. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Shareholder cooperation expenses may be useful for investors to consider because they represent certain costs of corporate governance that may be incurred periodically when reaching cooperative agreements with shareholders. We do not believe these charges necessarily reflect the current and ongoing cash earnings related to our operations.
•
Legal loss contingencies, when applicable, may be useful for investors to consider because it reflects gains or losses from legal disputes with third parties. We do not believe these gains or losses reflect the current and ongoing earnings related to our operations.
•
Non-service defined benefit income or expense from our pension and other postretirement benefit plans (inclusive of certain pension related transactions such as curtailments, settlements, withdrawal, and early retirement or other incentives) may be useful for investors to consider because they represent the cost of postretirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the noncash earnings on the fair value of off-market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill and intangible asset impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of trade names, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Depreciation may be useful for investors to consider because it generally represents the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
Share-based compensation may be useful for investors to consider because it represents a portion of the total compensation to management and the board of directors. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

•
The amount of interest expense and other, as well as debt extinguishment gains or losses, we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other and debt extinguishment gains or losses to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our income (loss) from continuing operations for the indicated periods (in thousands):

	Three Months Ended		Year Ended
	March 31,		March 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2024	2023	2024	2023
Income (loss) from continuing operations	$5,461	$(24,166)	$(34,467)	$72,417
Add-back:
Income tax expense	3,775	691	7,123	3,360
Interest expense and other, net	28,667	31,949	123,021	115,211
Debt modification and extinguishment (gain) loss	6,819	31,603	1,694	33,044
Warrant remeasurement gain	—	(3,146)	(8,545)	(8,683)
Legal contingencies loss	6,000	—	7,338	—
Consideration payable to customer related to divestiture	—	—	—	17,185
Shareholder cooperation expenses	—	—	1,905	—
Loss (gain) on sales of assets and businesses, net	—	1,640	12,208	(101,523)
Share-based compensation	657	2,493	9,445	8,913
Amortization of acquired contract liabilities	(756)	(668)	(2,721)	(2,500)
Depreciation and amortization	7,563	7,786	29,625	32,259
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$58,186	$48,182	$146,626	$169,683
Non-service defined benefit expense (income) (excluding settlements)	88	6,061	(2,372)	(19,664)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$58,274	$54,243	$144,254	$150,019
Net sales	$358,587	$325,458	$1,192,043	$1,130,562
Income (loss) from continuing operations margin	1.5%	(7.4%)	(2.9%)	6.4%
Adjusted EBITDAP margin	16.3%	16.7%	12.1%	13.1%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended March 31, 2024
(amounts in '000s, except per share amounts)	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$9,236	$5,461	$0.07
Adjustments:
Legal contingencies loss	6,000	6,000	0.08
Restructuring costs	4,985	4,985	0.06
Debt extinguishment loss	6,819	6,819	0.09
Adjusted income from continuing operations - non-GAAP*	$27,040	$23,265	$0.31

	Year Ended March 31, 2024
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(27,344)	$(34,467)	$(0.46)
Adjustments:
Loss on sale of assets and businesses, net	12,208	12,208	0.16
Restructuring costs	6,970	6,970	0.09
Shareholder cooperation expenses	1,905	1,905	0.03
Debt modification and extinguishment loss	1,694	1,694	0.02
Legal contingencies loss	7,338	7,338	0.10
Adjusted loss from continuing operations - non-GAAP*	$2,771	$(4,352)	$(0.06)
*Difference due to rounding.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

	Three Months Ended March 31, 2023
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(23,475)	$(24,166)	$(0.37)

Adjustments:
Warrant related items	2,083	2,083	0.12
Loss on sale of assets and businesses, net	1,640	1,640	0.02
Restructuring costs	2,098	2,098	0.02
Debt modification and extinguishment loss	31,603	31,603	0.36
Spokane pension withdrawal	14,644	14,644	0.17
Adjusted income from continuing operations - non-GAAP	$28,593	$27,902	$0.32

	Year Ended March 31, 2023
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$75,777	$72,417
GAAP EPS Numerator Adjustments:
Warrant related items	$(3,626)	$(3,626)

GAAP EPS Numerator:	$72,151	$68,791	$0.96
Adjustments:
Gain on sale of assets and businesses, net	(101,523)	(101,523)	(1.42)
Restructuring costs	3,172	3,172	0.04
Consideration payable to customer related to divestiture^	17,185	17,185	0.24
Debt modification and extinguishment loss	33,044	33,044	0.46
Spokane pension withdrawal	14,644	14,644	0.20
Warrant issuance costs	1,113	1,113	0.02
Adjusted income from continuing operations - non-GAAP*	$39,786	$36,426	$0.51
*Difference due to rounding.
^Recorded in net sales.

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended March 31,		Year Ended March 31,
	2024	2023	2024	2023
Operating income - GAAP	$44,810	$42,992	$86,454	$195,685
Adjustments:
Loss (gain) on sale of assets and businesses, net	—	1,640	12,208	(101,523)
Legal contingencies loss	6,000	—	7,338	—
Restructuring costs (cash based)	4,985	2,098	6,970	3,172
Shareholder cooperation expenses	—	—	1,905	—
Consideration payable to customer related to divestiture	—	—	—	17,185
Adjusted operating income - non-GAAP	$55,795	$46,730	$114,875	$114,519
Adjusted operating margin - non-GAAP	15.6%	14.4%	9.6%	10.0%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Fiscal 2025
($ in millions)	Guidance
Income from continuing operations, before taxes	$40.0
Adjustments:
Interest expense and other, net	~$95.0
Non-service defined benefit expense	~$5.0
Depreciation & Amortization	~$33.0
Amortization of acquired contract liabilities	~($4.0)
Share-based compensation	~$13.0
Adjusted EBITDAP - non-GAAP	$182.0

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended March 31,		Fiscal Year Ended March 31,		Fiscal 2025 Guidance
$ in millions	2024	2023	2024	2023
Cash provided by (used in) operating activities	$77.7	$60.0	$9.4	$(52.3)	$ 30.0 - $ 50.0
Less:
Capital expenditures	(5.6)	(8.3)	(21.8)	(20.7)	$ (20.0) - $ (25.0)
Free cash flow (use)*	$72.1	$51.8	$(12.4)	$(72.9)	$ 10.0 - $ 25.0
* Differences due to rounding